EXHIBIT 99.1

Adaptive Medias Signs Large International Media Agency to Media Graph Ad-Tech Platform

International Media Group Delivers More Than 45 Million Daily Impressions with Over 100 Properties

IRVINE, Calif., Sept. 2, 2015 (GLOBE NEWSWIRE) -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB:ADTM), a leader in programmatic advertising across mobile, video and online display, today announced that it has signed LatinOn Group, a leading international and Hispanic digital media agency, to its Media Graph ad-tech platform. Adaptive Medias expects to realize initial revenues from this contract during the current third quarter.

LatinOn offers its clients advertising services and digital video content in a multitude of verticals, including pop culture, automotive, lifestyle, health, and entertainment. The company not only provides its own content for publishers but also edits content from major international agencies worldwide and in Spanish. LatinOn will be leveraging Media Graph's premium digital video content to supplement its current offerings, its "mobile-first" video player across its properties, and the platform's ad serving capabilities.

Hispanics are consuming digital media at a rapid rate and have the highest engagement rates and time spent interacting online, specifically with their mobile devices, according to Nielsen research. And, according to Google, opportunities to reach more Hispanics through digital media remain largely untapped and underserved.

Risbel Mendoza, Chief Operating Officer at LatinOn, said, "We've been searching for ways to make our digital media efforts more streamlined and less fragmented. Using Adaptive Medias' Media Graph technology, we now have the capability of simplifying our digital media efforts so we can focus on building on the solid foundation of digital media for the Hispanic community."

Adaptive Medias' Interim CEO John B. Strong said, "We are pleased to add one of the largest Hispanic media agencies to our Media Graph platform. Our goal has remained consistent -- to enhance the ability for publishers to access and monetize digital content and simplify the process. LatinOn can now leverage our leading Media Graph video player technology, massive library of content, ad serving capabilities and real-time bidding and intelligence in one system.

The addition of LatinOn to our Media Graph platform is part of our overall strategy of transitioning from our lower margin marketplace business to our higher margin Media Graph business model. The increased demand for our Media Graph platform, as reflected by our latest new client wins, well positions towards the path for growth and profitability," concluded. Mr. Strong.

ABOUT LATINON GROUP

LatinOn, headquartered in Miami, is an independent international media agency and technology partner. LatinOn is formed by a team specialized in digital media and can create international media strategies for advertisers and publishers. For more information, please visit www.latinon.us.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

CONTACT: Investor Contact:
         Max Pashman
         mpashman@irpartnersinc.com
         Phone: 818-280-6800